UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 6, 2015

Emerge Energy Services LP

(Exact name of registrant as specified in its charter)

Delaware	001-35912	90-0832937
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation or organization)	File Number)	Identification No.)

180 State Street, Suite 225

Southlake, Texas 76092

(Address of principal executive office) (Zip Code)

(817) 865-5830

(Registrants’ telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On April 6, 2015, Emerge Energy Services LP (the “Partnership”) entered into an amendment (the “Amendment”) to the amended and restated revolving credit and security agreement, dated as of June 27, 2014 (the “Credit Agreement”), among the Partnership, as parent guarantor, each of its subsidiaries, as borrowers (the “Borrowers”), PNC Bank, National Association (“PNC Bank”), as administrative agent and collateral agent, and the other lenders party thereto (together with PNC Bank, the “Lenders”).

The Amendment amended the Credit Agreement to increase the maximum total leverage ratio for each fiscal quarter ending on or after June 30, 2015 from 3.00x to 3.50x

The foregoing description is not complete and is qualified in its entirety by reference to the full text of the Amendment, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 2.03  Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The description of the Amendment in Item 1.01 above is incorporated into this Item 2.03 by reference.

Item 8.01  Other Events.

On April 7, 2015, the Partnership issued a press release in which it announced that it will no longer pursue the construction of a silica sand processing plant in Independence, Wisconsin.  A copy of the press release is filed as Exhibit 99.1 to this Form 8-K.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description
10.1

First Amendment to Amended and Restated Revolving Credit and Security Agreement, dated as of April 6, 2015, among Emerge Energy Services LP, as parent guarantor, the Borrowers party thereto, PNC Bank, National Association, as administrative agent and collateral agent, and the Lenders party thereto

99.1	Press release dated April 7, 2015

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Emerge Energy Services LP

	By:	Emerge Energy Services GP LLC,
its general partner

Dated: April 8, 2015	By:	/s/ Rick Shearer
		Name:	Rick Shearer
		Title:	Chief Executive Officer

EXHIBIT INDEX

Exhibit Number	Description
10.1

First Amendment to Amended and Restated Revolving Credit and Security Agreement, dated as of April 6, 2015, among Emerge Energy Services LP, as parent guarantor, the Borrowers party thereto, PNC Bank, National Association, as administrative agent and collateral agent, and the Lenders party thereto

99.1	Press release dated April 7, 2015